UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2007 (January 23, 2007)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 780-9926
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On January 23, 2007, the Company entered into an amended and restated employment agreement with Mr. Wallace (the “Wallace Agreement”) in connection with Mr. Wallace’s secondment to the Company’s joint venture, Eastern Marine Services Limited (“EMSL”), in China.  Pursuant to the amendments reflected in the Wallace Agreement, effective January 1, 2007, Mr. Wallace will (i) receive an annual base salary of $225,000, an annual foreign service premium of 20% of his base salary and a cost of living adjustment during his tenure in China , (ii) receive other assistance associated with his secondment to EMSL, including, but not limited to, cultural orientation, language lessons, education for dependents, housing assistance, relocation allowance and assistance, tax assistance, medical and dental insurance and reimbursement of travel expenses, and (iii) receive certain tax equalization benefits.  In addition, Mr. Wallace’s right to terminate his employment for “good reason” was adjusted to allow for his secondment to EMSL.  No other material changes were made to the Wallace Agreement.

The foregoing description of the Wallace Agreement is qualified in its entirety by reference to the Wallace Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of January 23, 2007, by and between Trico Marine Services, Inc. and D. Michael Wallace

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

Dated: January 29, 2007	By:	/s/ Rishi Varma
Rishi Varma
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of January 23, 2007, by and between Trico Marine Services, Inc. and D. Michael Wallace